Exhibit 24
                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and officer of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints John Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of up to $250 million aggregate initial offering price of common stock, $0.01 par value per share, preferred stock, $0.01 par value per share, and debt securities of the Corporation, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

             IN WITNESS HEREOF, the undersigned director and or officer has hereunto set his hand and seal, as of the date specified.


                                             AMERICAN CAPITAL STRATEGIES, LTD.


Dated:  July 29, 1999.                       /s/
                                             -----------------------------------
                                             Adam Blumenthal
                                             Executive Vice President,
                                             Chief Operating Officer,
                                             Secretary and Director

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              Signature                       Title                     Date
              ---------                       -----                     ----

                                 President, Chief Executive        July 29, 1999
/s/                              Officer and Chairman of the
------------------------------   Board of Directors (Principal
Malon Wilkus                     Executive Officer)
/s/
------------------------------   Vice Chairman of the Board        July 29, 1999
David Gladstone                  of Directors
/s/
------------------------------   Executive Vice President,         July 29, 1999
Adam Blumenthal                  Secretary and Director

                                 Vice President and Chief          July 29, 1999
/s/                              Financial Officer (Principal
------------------------------   Accounting and Financial
John Erickson                    Officer)

------------------------------   Director                          July 29, 1999
Robert L. Allbritton
/s/
------------------------------   Director                          July 29, 1999
Alvin N. Puryear

------------------------------   Director                          July 29, 1999
Neil M. Hahl
/s/
------------------------------   Director                          July 29, 1999
Philip R. Harper
/s/
------------------------------   Director                          July 29, 1999
Stan Ludine

------------------------------   Director                          July 29, 1999
Stephen P. Walko